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                                                                    EXHIBIT 10.1


                                AMENDMENT NO. 1
                                      TO
                            VASTAR RESOURCES, INC.
                             ANNUAL INCENTIVE PLAN

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The Vastar Resources, Inc. Annual Incentive Plan (the "Plan") is hereby amended effective March 10, 1999.

1.  Subsection 2(d) is hereby amended to read as follows:

          "(d) "Committee" means (i) prior to a Change of Control, the Compensation Committee of the Board, and (ii) on and after a Change of Control, the Special Plan Administrator."

2. Subsections (n), (o), (p), (q) and (r) are added to Section 2 of the Plan to read as follows:

          "(n) The term "Anticipatory Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (o) The term "Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto, but excluding an event described under paragraph (3) of the definition of such term on Annex A.

          (p) "Change of Control Trust" means the trust established by the Company to provide for the payment of any benefits, in whatever form is required, under the Plan on and after a Change of Control.

          (q) The term "Special Plan Administrator" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (r) "Target AIP Award" means the target award determined by the Compensation Committee of the Board under the Vastar Resources, Inc. Annual Incentive
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     Plan for the relevant Plan Year, or if none was determined for that Plan Year, the most recent target award determined."

3.  Sections 7 through 9 are renumbered as Sections 8 through 10 and a new
Section 7 is added to the Plan to read as follows:

     "SECTION 7.  CHANGE OF CONTROL
          (a) Within 60 days following a Change of Control, each Participant shall be paid an amount equal to (i) (A) if the Change of Control occurred during the first six months of a Plan Year, an amount equal to 50 percent of the Participant's Target AIP Award for such Plan Year, and (B) if the Change of Control occurred during the second six months of a Plan Year, an amount equal to 100 percent of the Participant's Target AIP Award for such Plan Year, plus (ii) the Target AIP Award applicable to such Participant for the Plan Year ending immediately prior to the Change of Control if a specific Award has not been paid to such Participant with respect to such Plan Year.

          (b) Upon the earlier to occur of an Anticipatory Change of Control or a Change of Control, the Company or any successor to the obligations of the Company shall fund the Change of Control Trust in accordance with its terms."

3.  Subsection 8(a) of the Plan is amended to read as follows:

          "(a) The Company intends to establish a grantor trust to aid in accumulating the amounts necessary to pay any amount awarded to any Participant for any Plan Year, and any Award deferred pursuant to Section 6 or any interest credited thereon. All Awards, and any interest credited thereon, shall be paid from the general funds of the Company or any successor to the obligations of the Company to the extent not paid from the grantor trust (including, if applicable, the Change of Control Trust). Under no circumstances shall a

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     Participant or other person have any interest whatsoever in any particular property or assets of the Company as a result of this Plan or any Award made thereunder."

4.   Subsection 8(d) of the Plan is added to the Plan to read as follows:

          "(d) Any action required to be taken under this Plan by the Chief Financial Officer and the General Counsel of the Company may be taken by either individual if the other position is then vacant, and if both positions are vacant, such action may be taken by any other officer of the Company with a position of vice president or above. Any action required to be taken by the Vice President, Human Resources of the Company may, if such position is vacant, be taken by any other officer of the Company with a position of vice president or above."

5.  Section 9 of the Plan is amended to read as follows:

     "SECTION 9.  AMENDMENT, SUSPENSION OR TERMINATION

          (a) Amendment or Termination Generally.   Except as provided under
     Subsections 9(b) and (c), the Board may suspend, terminate or amend the Plan at any time. Amendment, suspension or termination of the Plan shall not alter the amount of an Award accrued for a Plan Year and not yet paid prior to such amendment, suspension or termination.

          (b) Amendment or Termination During Anticipatory Change of Control. The Plan may not be terminated or amended during the period after the occurrence of an Anticipatory Change of Control and prior to a Change of Control or a written determination by the Chief Financial Officer and the General Counsel of the Company, approved by either the Board of Directors of the Company (the "Board"), the Outside circumstances shall a Directors or the Executive Committee of the Board, that an Anticipatory Change of Control has ended without concluding in a Change of Control, except that the Board may amend the Plan during such

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     a period as it may deem reasonably necessary provided, that if any such amendment reduces, or could reduce, the value of any benefit of a Participant, as determined in the sole discretion of the Special Plan Administrator, the Company or any successor to the obligations of the Company shall, prior to, and as a condition precedent to, such amendment going into effect, provide substantially equivalent value in replacement thereof to the Participant in the reasonable determination of the Special Plan Administrator.

          (c) Amendment or Termination on or After a Change of Control. The Plan may not be amended or terminated on or after a Change of Control until all payments that may be due pursuant to Subsection 7(a) of the Plan, as determined in the sole discretion of the Special Plan Administrator of the Change of Control Trust, have been made, unless consent to such amendment is obtained from all of the Participants or, in the alternative, the Participants whose Plan benefits are affected by such amendment. After a Change of Control the Plan will terminate upon the payment of all amounts due and payable under Section 7(a) hereof, provided, however, that such termination shall not affect any right of an Employee which shall have accrued prior to such termination."

     Executed as of the 10th day of March, 1999.



ATTEST                          VASTAR RESOURCES, INC.



By: /s/ Jonathan D. Edelfelt    By: /s/ Jeffrey M. Bender
   --------------------------      -------------------------------
   JONATHAN D. EDELFELT                  JEFFREY M. BENDER
   Associate Secretary                   Vice President
                                         Human Resources

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